SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) October 23, 1997





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




    Colorado                         0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                          1465 Kelly Johnson Boulevard
                           Colorado Springs, Colorado          80920
                   ----------------------------------------  ----------
                   (Address of principal executive offices)  (Zip Code)


Registrant's telephone, including area code:  (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5:  Other Information
-------  -----------------

     (1) The Registrant issued the following press release, dated October 20, 1997, announcing its financial results for the third quarter of 1997:

                              FOR IMMEDIATE RELEASE
                              ---------------------

                       SIMTEK ANNOUNCES FINANCIAL RESULTS
                          FOR THE THIRD QUARTER OF 1997

COLORADO SPRINGS, Colorado - October 20, 1997 -- Simtek Corporation announced financial results for the third quarter and the first nine months ending September 30, 1997. The company had a pretax net profit of $167,698 for the third quarter of 1997 compared to a profit of $50,438 for the same period in 1996. The first nine months of 1997 resulted in a net profit of $365,057 compared with a net loss of $172,146 for the same period in 1996. This is the 13th consecutive quarter that profitability has improved over the previous years' results. Profitability improved due to an increase in the company's product sales, increased gross profit margin and reduction of internal expense as a percentage of sales.

Simtek's customer base continues to increase for its mature 4Kbit, 16Kbit and 64Kbit nvSRAM devices. Many new customers are also developing products using the company's new 256Kbit product line. "Simtek's nonvolatile SRAM technology is gaining customer acceptance in high-volume applications," stated Douglas Mitchell, Simtek's Chief Operating Officer. "Our new product family opens up broader markets which improves the opportunity for Simtek's continued growth." Simtek is establishing itself as a supplier to the office automation market, while continuing to expand its traditional business in industrial and military applications.

Simtek has shipped pre-production 256Kbit parts since the second quarter of 1997. Now, production quantities of the world's fastest re-programmable nonvolatile memory are scheduled to ship in the 4th quarter to the initial users of these devices. Simtek expects strong growth for this product in 1998 as current and new customers ramp up their production.


     FINANCIAL RESULTS

                                                               Three Months Ended                          Nine Months Ended
                                                                  September 30,                              September 30,
-----------------------------------------------------------------------------------------------------------------------------------
                                                            1997                1996                    1997              1996
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                             $    1,582,536       $  1,550,000           $   4,884,297      $   3,519,718

Cost of sales                                                905,393            935,889               2,827,961          2,204,409

Gross margin                                                 677,143            614,111               2,056,336          1,315,309

Gross margin %                                                42.79%             39.62%                  42.10%             37.37%

Total selling, general and
     administrative expenses                                 520,565            568,374               1,733,694          1,510,987

Income (loss) from operations                                156,578             45,737                 322,642           (195,678)

Pretax Net income (loss)                              $      167,698       $     50,438           $     365,057      $    (172,146)

Net income per common share                           $         0.01       $       0.00           $         .01      $       (0.01)

Weighted average number of shares
     outstanding                                          28,571,328         26,980,464              28,571,328         26,980,464


                                       ###

Simtek Corporation develops, produces and markets high performance nonvolatile memories. They combine the speed and ease of use of SRAMs with a small, cost effective, reliable package that retains data without power or the use of batteries. The Company is headquartered in Colorado Springs, Colorado with world-wide sales established through independent representatives and distributors. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.



Doug Mitchell                                           For product information:
Chief Operating Officer
Simtek Corporation                                      contact info@simtek.com
1465 Kelly Johnson Boulevard                            or see our Web page at
Colorado Springs, CO  80920 USA                         http://www.simtek.com
(719) 531-9444  FAX (719) 531-9481

Editors Note: Please send inquiries to: Communications Department, Simtek Corporation, 1465 Kelly Johnson Boulevard, Colorado Springs, CO 80920 USA (719) 531-9444, FAX (719) 531-9481.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                     SIMTEK CORPORATION


                                           /s/Richard L. Petritz
October 23, 1997                     By:_______________________________________
                                           RICHARD L. PETRITZ
                                           Chief Executive Officer and Chief
                                           Financial Officer (acting)



















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